   As filed with the Securities and Exchange Commission on January 12, 1998
                      Registration Statement No. 33-62537

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                            JONES INTERCABLE, INC.
            (Exact name of Registrant as specified in its charter)

          Colorado                                              84-0613514
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                           9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                (303) 792-3111
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                              Elizabeth M. Steele
                        Vice President/General Counsel
                           9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                (303) 792-3111
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)


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

DEREGISTRATION OF UNSOLD SECURITIES
-----------------------------------

     Registrant hereby requests deregistration of $253,400,000 principal amount of debentures, notes and/or other unsecured evidences of indebtedness consisting of senior debt securities, senior subordinated debt securities, subordinated debt securities and Class A Common Stock, which remain unsold at the end of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-62537 to be signed on its behalf by the undersigned, thereunto authorized, in the City of Englewood and the State of Colorado on the 12th day of January, 1998.


                                  JONES INTERCABLE, INC.

                                  By:  /s/ Glenn R. Jones
                                     -----------------------
                                     Glenn R. Jones
                                     Chairman of the Board and
                                     President